PLAN OF EXCHANGE
BY WHICH
Man Shing Agricultural Holdings, Inc.
(F/K/A Montgomery Real Estate Service, Inc.)
                                                                               (a Nevada corporation)
                                                                                                                                       SHALL ACQUIRE
Hero Capital Profits Limited
(a corporation organized under the laws of the British virgin islands)

This Plan of Exchange (the “Agreement” or “Plan of Exchange”) is made and dated as of this 20th day of August, 2009, and is intended to supersede all previous oral or written agreements, if any, between the parties, with respect to its subject matter. This Agreement anticipates that extensive due diligence shall have been performed by both parties. All due diligence shall have been completed by the Parties no later than August 12th, 2009.

I. RECITALS

1. The Parties to this Agreement:

(1.1) Man Shing Agricultural Holdings, Inc. ("MSAH"), a Nevada corporation.

(1.2)  Hero Capital Profits Limited, a corporation organized under the laws of the British Virgin Islands (“HCP”).

2. The Capital of the Parties:

(2.1) The Capital of MSAH consists of 175,000,000 authorized shares of Common Stock, par value $0.001 of which 201,962 shares are issued and outstanding.
(2.2) The Capital of HCP consists of 1 Ordinary Shares issued pursuant to the laws of the British Virgin Islands which for the purposes of this agreement shall be referred to as common stock.

3. Transaction Descriptive Summary: MSAH desires to acquire 100% of the issued and outstanding Ordinary Shares of HCP and the shareholders of HCP (the “HCP Shareholders”) desire that HCP be acquired by MSAH.  Pursuant to this Agreement MSAH shall acquire 1 shares of HCP in exchange for a new issuance of 32,800,000 shares of MSAH common stock, the transfer of 3,535,0001 shares of MSAH preferred stock to the HCP shareholders.  This transaction will not close immediately but shall be conditioned on approval by the board of MSAH and HCP respectively.  The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

4. SEC compliance. MSAH shall cause the filing with the Commission of a Current Report on Form 8-K, within four business days of the date hereof, reporting the execution of this Agreement.

5. Nevada compliance.  Articles of Exchange are required to be filed by Nevada law as the last act to make the plan of exchange final and effective under Nevada law.

6. Audited Financial Statements. Certain filings under the Securities Exchange Act of 1934, such as a Current Report on Form 8-K, require audited financial statements of HCP to be filed with the SEC within 71 days of the initial Form 8-K filing with respect to this transaction.  In connection with MSAH’s filing of a Current Report on Form 8-K/A within 71 days after the closing, as it relates to this transaction, audited financial statements of HCP will be filed with the SEC in accordance with Form 8-K.  HCP has agreed to provide audited financial statements prepared in conformity with U.S. GAAP to MSAH at or prior to closing.

II. PLAN OF EXCHANGE

1. Conditions Precedent to Closing.

The obligation of the parties to consummate the transactions contemplated herein are subject to the fulfillment or waiver prior to the closing of the following conditions precedent:

(1.1) Shareholder Approval. HCP and MSAH shall have secured their shareholder approvals for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents.

(1.2) Board of Directors. The Boards of Directors of each of HCP and MSAH shall have approved the transaction and this agreement, in accordance with the laws of its place of incorporation and its constituent documents.

(1.3) Due Diligence Investigation. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the Plan of Exchange as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The due diligence period, for purposes of this paragraph, shall have expired on August 12th, 2009.  The Closing Date shall be three days after the satisfaction or waiver of all of the conditions precedent to closing set forth in this Plan of Exchange, unless extended to a later date by mutual agreement of the parties.

(1.4) The rights of dissenting shareholders, if any, of each party shall have been satisfied and the Board of Directors of each party shall have determined to proceed with the Plan of exchange.

(1.5) All of the terms, covenants and conditions of the Plan of exchange to be complied with or performed by each party before Closing shall have been complied with, performed or waived in writing;

(1.6)   Delivery of Audited Financial Statements.   HCP shall have delivered to MSAH audited financial statements and an audit report thereon for the year ended June 30, 2009 and 2008,  any required audits shall be prepared by a PCAOB member audit firm in accordance with U.S. GAAP at HCP’s expense.

(1.7)   Officer and Director Appointments. At Closing, the current Board of Directors of MSAH shall appoint such director nominees as may be designated by the Hero Capital Shareholders to fill vacancies on the Board of Directors of MSAH, and, thereafter, the current directors of MSAH shall resign.  In addition, at closing all officers of MSAH shall tender their resignations to the Board of Directors, and new officers of MSAH shall be appointed by the newly appointed Board of Directors of MSAH.  All such director and officer resignations shall be in compliance with the Securities Exchange Act of 1934, as amended, and pursuant to a previously filed Information Statement on Schedule 14F-1 filed by MSAH.

(1.8)   PRC Legal Opinion   Prior to Closing and at their expense HCP shall provide a legal opinion from a Peoples’ Republic of China licensed law firm stating that consummation of this transaction will comply with all applicable laws, rules and policies of the government of the People’s Republic of China, the Ministry of Commerce of the Peoples’ Republic of China and the Peoples’ Republic of China State Administration of Foreign Exchange.  The opinion shall also state that HCP is the sole legal owner of Weifang Xinsheng Food Co., Ltd. (“Weifang”) and that Weifang is a 100% owned subsidiary of HCP and that at Closing 100% of the issued and outstanding shares of HCP were validly transferred to MSAH.

(1.9)   Escrow Deliveries   Upon execution of this plan of exchange, the parties agree to enter into an escrow agreement whereby certain payments of $430,000 shall be held in the account of Greentree Financial Group, Inc. (USA) pending performance of the terms and conditions herein.  All deposits held in the escrow account of Greentree Financial Group, Inc. pending Closing shall be delivered at Closing and paid in accordance with the terms of that certain escrow agreement as a strict condition precedent to Closing.

2. Conditions Concurrent and Subsequent to Closing.

(2.1) Delivery of Registered Capital of HCP.  Immediately upon or within 30 days from the date of this agreement, MSAH shall have 100% of the beneficial interest of Hero Capital Profits Limited.

(2.2) Acquisition Share Issuance. Immediately upon the Closing, MSAH shall issue to the HCP Shareholders 32,800,000 new investment shares of Common Stock of MSAH and transfer 3,535,000 shares of MSAH preferred stock (10 for 1) to the HCP Shareholders in exchange for 100% of the capital stock of HCP, which will give HCP an interest in MSAH representing approximately 99.38% of the issued and outstanding shares on a fully diluted basis.  All parties to this agreement shall deliver true and correct shareholder lists to the other at Closing.

3. Plan of Exchange

(3.1) Exchange and Reorganization: MSAH and HCP shall be hereby reorganized, such that MSAH shall acquire 100% the capital stock of HCP, and HCP shall become a wholly-owned subsidiary of MSAH.

(3.2) Closing/Effective Date: The Plan of exchange shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1934, and the filing of Articles of Exchange, if applicable under State Law. Closing shall occur upon the approval by the Board of Directors of the parties hereto or are waived by the parties.

(3.3) Surviving Corporations: Both corporations shall survive the exchange and reorganization herein contemplated and shall continue to be governed by the laws of its respective jurisdiction of incorporation.

(3.4) Rights of Dissenting Shareholders: Each Party is the entity responsible for the rights of its own dissenting shareholders, if any.

     (3.5) Service of Process and Address: Each corporation shall continue to be amenable to service of process in its own jurisdiction, exactly as before this acquisition.

The address of MSAH will be changed, according to the instruction of HCP.

(3.6) Surviving Articles of Incorporation: the Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

(3.7) Surviving By-Laws: the By-Laws of each Corporation shall remain in full force and effect, unchanged.

(3.8) Further Assurance, Good Faith and Fair Dealing: the Directors of each Company shall execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant expressly hereby to deal fairly and in good faith with each other and each others shareholders. In furtherance of the parties desire, as so expressed, and to encourage timely, effective and businesslike resolution the parties agree that any dispute arising between them, capable of resolution by arbitration, shall be submitted to binding arbitration. As a further incentive to private resolution of any dispute, the parties agree that each party shall bear its own costs of dispute resolution and shall not recover such costs from any other party.

(3.9) General Mutual Representations and Warranties. The purpose and general import of the Mutual Representations and Warranties are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct. These warranties and representations are made by each party to the other, unless otherwise provided in this agreement, and they speak and shall be true immediately before Closing.

(3.10.1) Organization and Qualification. Each corporation is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

(3.10.2) Corporate Authority. Each corporation has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

(3.10.3) Ownership of Assets and Property. Each corporation has lawful title and ownership of it property as reported to the other, and as disclosed in its financial statements.

(3.10.4) Absence of Certain Changes or Events. Each corporation has not had any material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.  Specifically, and without limitation:

   (3.10.4-a) the business of each corporation shall be conducted only in the ordinary and usual course and consistent with its past practice, and neither party shall purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations, respectively, taken as a whole, or provide for the issuance of, agreement to issue or grant of options to acquire any shares, whether common, redeemable common or convertible preferred, in connection therewith;

   (3.10.4-b) Except as set forth in this Plan of Exchange, neither corporation shall (i) amend its Articles of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property to the extent that which might contradict or not comply with any clause or condition set forth in this Plan of Exchange;

   (3.10.4-c) Neither corporation shall (i) issue, grant or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock, (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing;

   (3.10.4-d) Except in the ordinary course of business, neither party shall (i) increase the compensation payable or to become payable by it to any of its officers or directors; (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion (iv) make any change in the compensation to be received by any of its officers; or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination or severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee, respectively, with respect to the performance or personal services that is not terminable without liability by it on thirty days notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors;

   (3.10.4-e) Neither party shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than obligations and liabilities expressly assumed by the other that party;

   (3.10.4-f) Neither party shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

(3.10.5) Absence of Undisclosed Liabilities. Each corporation has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

(3.10.6) Legal Compliance. Each corporation shall comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations (including all applicable securities laws), orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to each of them or their respective assets or to the conduct of their respective businesses, and use their best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertaking without default.

(3.10.7) Legal Proceedings. Each corporation has no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

(3.10.8) No Breach of Other Agreements.  This Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

(3.10.9) Capital Stock. The issued and outstanding shares and all shares of capital stock of each corporation is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such corporation.

(3.10.10) SEC Reports. MSAH has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the date of its registration under the Securities Act of 1933, as amended (collectively, including all exhibits thereto, the "MSAH SEC Reports").  None of the MSAH SEC Reports, as of their respective dates, contained any untrue statements of material fact or failed to contain any statements which were necessary to make the statements made therein, in light of the circumstances, not misleading.  All of the MSAH SEC Reports, as of their respective dates (and as of the date of any amendment to the respective MSAH SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated there under.

(3.10.11) Brokers' or Finder's Fees. Each corporation is unaware of any claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

(3.11) Miscellaneous Provisions

(3.11.1) Except as required by law, no party shall provide any information concerning any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other.  In addition, all parties shall consult with each other concerning the timing and content of any press release or news release to be issued by any of them.

(3.11.2) This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

(3.11.3) The Parties to this agreement have no wish to engage in costly or lengthy litigation with each other. Accordingly, any and all disputes which the parties cannot resolve by agreement or mediation shall be submitted to binding arbitration under the rules and auspices of the American Arbitration Association.  The venue for arbitration shall be Charlotte North Carolina.  As a further incentive to avoid disputes, each party shall bear its own costs, with respect thereto, and with respect to any proceedings in any court brought to enforce or overturn any arbitration award. This provision is expressly intended to discourage litigation and to encourage orderly, timely and economical resolution of any disputes which may occur.

(3.11.4) If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be effected thereby but shall continue valid and enforceable to the fullest extent permitted by law.

(3.11.5) No waiver by any party of any occurrence or provision hereof shall be deemed a waiver of any other occurrence or provision.

(3.11.6) The parties acknowledge that both they and their counsel have been provided ample opportunity to review and revise this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

4. Termination. The Plan of exchange may be terminated by written notice, at any time prior to closing, (i) by mutual consent, (ii) by either party during the due diligence phase, (iii) by either party, in the event that the transaction represented by the anticipated Plan of exchange has not been implemented and approved by the proper governmental authorities 60 days from the date of this Agreement, or (v) by either party in the event that a condition of closing is not met by August 31, 2009. In the event that termination of the Plan of exchange by either or both, as provided above, the Plan of exchange shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.

5. Closing.  The parties hereto contemplate that the closing of this Plan of Exchange shall occur no more than three days after all of the conditions precedent have been met or waived.  The closing deliveries will be made pursuant to this Agreement. In addition, prior to Closing, MSAH shall issue 32,800,000 shares of MSAH Common Stock pursuant to Regulation S under the Securities Act of 1933, as amended, to the HCP shareholders, and shall transfer or cause to be transferred the 3,535,000 preferred shares and MSAH shall acquire 100% of the capital stock of HCP.

6.  Merger Clause.  This Plan of Exchange constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and such document supersedes all prior understandings or agreements between the parties hereto, whether oral or written, with respect to the subject matter hereof, all of which are hereby superseded, merged and rendered null and void.

IN WITNESS WHEREOF, The parties hereto, intending to be bound, hereby sign this Plan of Exchange below as of the date first written above.

[SIGNATURE PAGE FOLLOWS]

MAN SHING AGRICULTURAL HOLDINGS, INC. (F/K/A MONTGOMERY REAL ESTATE SERVICE, INC.)

By: ____________________________
Duane Bennett, President

HERO CAPITAL PROFITS LIMITED

By: ____________________________
Eddie Cheung, President

HERO CAPITAL PROFITS LIMITED SELLER AGENT

By: ____________________________
1Eddie Cheung, Seller Agent

SCHEDULE A

HERO CAPITAL PROFITS LIMITED SECURITY HOLDERS:

_________________________

_________________________

_________________________

_________________________

_________________________

_________________________

_________________________

1 Seller Agent represents and warrants to MSAH, that Seller Agent has been duly appointed as agent and attorney-in-fact for each of the Sellers listed on Schedule A hereto, and such appointment is in full force and effect with respect to each Seller and such appointment has not been revoked nor has any action been taken by any Seller to revoke such appointment.